[LOGO] Workstream(TM)                                           Exhibit No. 99.1
       The business of people

           READER'S DIGEST UNIT CHOOSES WORKSTREAM TO REWARD WORKFORCE

  Leading Media Organization Rolls Out Workstream Rewards(TM) to Employees and

                            Independent Sales Agents

      OTTAWA, ON. - AUGUST 3, 2004 - Workstream Inc.(TM)(NASDAQ: WSTM), a provider of Enterprise Workforce Management software, today announced that Books Are Fun Ltd., a division of The Reader's Digest Association Inc., (NYSE: RDA), has purchased Workstream Rewards, an employee discount product, for its employees and independent sales agents across the United States. The Reader's Digest Association, Inc. is a $2.5 billion diversified publishing and direct-marketing corporation producing and distributing magazines, books, music, videos and other products. The Books Are Fun division is renowned for offering the world's best hard-cover books, gifts and educational products at savings of up to 80% off retail prices.

      "Our organization wanted a way to reward our employees and independent sales agents, and Workstream Rewards was a clear way to deliver on this objective," said Larry Camp, Chief Financial Officer at Books Are Fun. "We felt that not only could our employees take advantage of these attractive discounts on name brand merchandise, but we wanted to extend this innovative service to the entire Reader's Digest family. We have found that engaged and satisfied employees deliver better service to our customers, which helps us deliver bottom-line results for our shareholders."

      As a distributed organization, Books Are Fun and their parent company, Reader's Digest, understand the importance of employee retention. Workstream Rewards offers a Web-based incentive and employee discount platform; organizations can offer a benefit that enhances employee satisfaction and productivity. Through this hosted product, customers like Books Are Fun can offer their employees everyday savings on computers, movies, amusement park tickets, travel, entertainment, insurance and professional services from over 200 nationally recognized providers. Not only is Books Are Fun a customer, but also a marketing partner providing products for the Workstream Rewards offering.

      "As the economy begins to improve, companies like Reader's Digest are looking for new, cost-effective ways to attract and retain their key employees, and Workstream Rewards can meet that need," said Michael Mullarkey, CEO and Chairman of Workstream. "We are also happy to see a company that has been delivering products inside of the Workstream Employee Discount Program decide that it was such a good idea that they decided to extend it to their own employees as well - this is a real win-win for everyone."

ABOUT READER'S DIGEST

      The Reader's Digest Association, Inc., (NYSE: RDA) is a global publisher and direct marketer of products that inform, enrich, entertain and inspire people of all ages and all cultures around the world. Reader's Digest reaches about 100 million readers worldwide each month. The magazine celebrates ordinary people doing extraordinary things, and delivers a compelling mix of humor, personal service and other human-interest stories. Reader's Digest is published in 19 languages and 48 editions worldwide. The company's main Web site is at www.rd.com.

ABOUT WORKSTREAM

      Workstream Inc. (NASDAQ: WSTM) is a provider of hosted Enterprise Workforce Management software and professional services to the Fortune 2000. Workstream's products provide Recruitment, Performance and Compensation Management for employees and corporations. Workstream was named to the Deloitte & Touche Fast 50 list of the fastest growing software companies for 2003. Through its 12 offices and 200 dedicated human resource professionals across North America, Workstream services customers such as Eli Lilly, Nordstrom, Nike, Home Depot, Motorola, Samsung, KPMG, Sony Music and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.